UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2009
FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 702-221-7800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On July 25, 2009, Full House Resorts, Inc. (the “Company”) entered into an agreement to amend the Company’s existing credit facility (the “Facility Amendment”) and related reducing revolving promissory note (the “Note Amendment”) with Nevada State Bank. The amendment increased the available borrowings under the facility from $8,110,000 to $8,860,000.
The foregoing summary of the Facility Amendment and the Note Amendment is subject to, and qualified in its entirety by, the full text of the same which are included in Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference. A press release issued by the Company in connection with the Facility Amendment and the Note Amendment is included in Exhibit 99.1 and incorporated herein by reference.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided under Item 1.01 above is incorporated herein by reference.
SECTION 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Amendment to Reducing Revolving Loan Agreement dated as of the 25th day of June, 2009, by and between the Company and Nevada State Bank.

10.2	Amendment to Reducing Revolving Promissory Note dated as of the 25th day of June, 2009, by and between the Company and Nevada State Bank.

99.1	Press release issued by the Company on July 1, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.
Date: June 30, 2009	/s/ MARK MILLER
Mark Miller
Chief Financial Officer / Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Reducing Revolving Loan Agreement dated as of the 25th day of June, 2009, by and between the Company and Nevada State Bank.

10.2	Amendment to Reducing Revolving Promissory Note dated as of the 25th day of June, 2009, by and between the Company and Nevada State Bank.

99.1	Press release issued by the Company on July 1, 2009.

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